UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Banc of California, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2017 (the “Original Report”), solely to supplement Item 5.02 of the Original Report to include updated disclosure regarding board committee membership. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, on February 9, 2017, the Boards of Directors (collectively, the “Boards”) of the Company and Banc of California, N.A. (the “Bank”), a wholly owned subsidiary of the Company, upon the recommendation of the Joint Nominating and Corporate Governance Committee of the Boards, appointed W. Kirk Wycoff as a director of the Company and the Bank, effective as of February 16, 2017.

At the time the Original Report was filed, the Boards had not determined to which committees of the Boards Mr. Wycoff would be assigned. On February 24, 2017, the Boards appointed Mr. Wycoff to the Joint Compensation Committee of the Boards, and the Board of Directors of the Company appointed Mr. Wycoff to the Enterprise Risk Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

March 2, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

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